UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2004


                                RAMP CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-24768                    84-1123311
          --------                    -------                    ----------
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)              File No.)               Identification No.)


33 Maiden Lane, New York, NY                                          10038
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(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (212) 440-1500


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         On September 13, 2004, Ramp Corporation (the "Company") received a written notice (the "Notice") from the American Stock Exchange (the "Amex") informing the Company, in relevant part, that the Company is not in compliance with (i) Section 1003(a)(i) of the Amex rules as a result of stockholder's equity of the Company less than $2,000,000 and losses from continuing operations and/or net losses in two out of three of its three most recent fiscal years,
(ii) Section 1003(a)(ii) of the Amex rules as a result of stockholder's equity of the Company of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years, (iii)
Section 1003(a)(iv) of the Amex rules whereby, as a result of the Company's substantial sustained losses in relation to its overall operations or its existing financial resources, or its impaired financial condition, it appears questionable, in the opinion of Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, and (iv) Section 1003(f)(v) of the Amex rules as a result of the Company's common stock selling for a substantial period at a low price per share.

         The Notice is not a notice of delisting from the Amex or a notice by Amex to initiate delisting proceedings.

         Specifically, the Notice provides that, in order to maintain the listing of the Company's common stock, the Company must submit a plan to the Amex by October 14, 2004, advising Amex of the action the Company has taken, or the action the Company will take, to bring the Company into compliance with the continued listing standards of the Amex within a maximum of eighteen months from the date the Notice was received.

         Amex will accept the Company's plan if the Company provides a reasonable demonstration of an ability to regain compliance with the continued listing standards within such eighteen month period. If the Company's plan is accepted, the Company will be able to maintain its listing on the Amex during the plan period for up to eighteen months, subject to periodic review by Amex to determine whether the Company is making progress in accordance with its plan.

         The Company's management intends to timely provide Amex with its plan to achieve compliance with all Amex listing criteria within such eighteen month period and believes it will be able to maintain its Amex listing at all times during such eighteen month period.

         Subject to the Company's right of appeal of any Amex staff determination, Amex may initiate delisting proceedings, as appropriate, if (i) the Company does not submit a plan, (ii) the Company's plan is not accepted,
(iii) the Company does not make progress consistent with the plan during the plan period, or (iv) the Company is not in compliance with the continued listing standards at the conclusion of the plan period.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 16, 2004

                                       RAMP CORPORATION


                                       By: /s/ Andrew Brown
                                           -------------------------------------
                                           Andrew Brown
                                           Chief Executive Officer and President